HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

Hersha Hospitality Trust Provides Operational Update
- December Property-Level Cash Flow of $9.7 Million -

Philadelphia, PA, January 19, 2022 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced preliminary operating results for December 2021.

December Operating Results
(All Comparable Statistics vs. December 2019)

•7.2% ADR growth to $250 for the comparable portfolio
•Property-level cash flow of $9.7 million
•430 basis points of GOP margin expansion to 44.6%
•180 basis points of EBITDA margin expansion to 30.6%
•Urban EBITDA performance improves in quarter, nearly matching continued robust resort portfolio EBITDA performance
•Resorts generated $4.9 million of property level EBITDA
◦890 basis points of GOP margin expansion to 51.7%
◦560 basis points of EBITDA margin expansion to 38.8%
◦49% RevPAR growth at the Parrot Key Hotel & Villas
◦36% RevPAR growth at the Sanctuary Beach Resort
•Urban Portfolio generated $4.8 million of property level EBITDA
◦70 basis points of GOP margin expansion to 40%
◦75% Occupancy for Manhattan (72% weekday vs 82% Weekend)
◦Manhattan 3.9% weekend ADR growth to $298.72
◦Washington DC 7.9% full month ADR growth to $200.65

“Our strategically clustered portfolio of transient hotels and resorts delivered strong results in the fourth quarter in both resort and urban markets,” said Mr. Jay H. Shah, Hersha’s Chief Executive Officer. “Performance at our South Florida and resort-oriented properties in particular has been robust, and our properties in urban markets have exceeded our expectations, especially in Manhattan. As the quarter progressed, we continued to narrow the gap to 2019 operating results. October and November RevPAR trailed 2019 comparable month results by 30% and 21%, respectively, while our December results trailed by 14% despite a late month surge of the Omicron variant. As a result, property and corporate level cash flow sequentially improved from November into December. Our December results exceeded our expectations on both the top and bottom line as property level cash flow was 13% above our forecast driven by our properties’ aggressive revenue management strategies and ongoing cost containment measures.” Stated Mr. Jay H. Shah, Hersha’s Chief Executive Officer.
Mr. Shah continued, “We see a clear line of sight for Hersha’s growth trajectory in 2022 and beyond. At our non-resort, urban portfolio in particular, RevPAR in December was still roughly 27% below 2019, even with the strong performance in the fourth quarter. With 75% of our room count, these properties, located in high barrier-to entry gateway markets, represent meaningful upside. Similar to what our portfolio experienced in the fourth quarter, looking beyond the recent spike in case counts, we believe companies will continue returning to offices and corporate and group travel will increase. Coupled with continued strength in our resort and drive-to leisure segment, we are optimistic about the growth opportunity ahead for our unique portfolio of assets.”

The Company has posted an updated Investor Relations presentation of supplemental information detailing December performance on its website in the Investor Relations section under “Presentations”.

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com

Forward Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those reflected in the forward-looking statement. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.

Contact: Ashish Parikh, Chief Financial Officer
Phone: (215) 238-1046

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|2